ARTICLES OF AMENDMENT
                                       OF
                               STRATUS FUND, INC.

        1. In accordance with Sections 135 and 139 of Chapter 302A of the Minnesota Statutes, the Board of Directors of Stratus Fund, Inc., a Minnesota corporation (the "Corporation"), recommended by a resolution dated March 21, 2000, that the shareholders of Capital Appreciation Portfolio and Intermediate Government Bond Portfolio approve, and the shareholders having approved at a Special Meeting of the shareholders of Capital Appreciation Portfolio and Intermediate Government Bond Portfolio held on May 25, 2000, the number of votes cast for the amendments by the shareholders being sufficient for such approval in accordance with Section 437 of Chapter 302A of the Minnesota Statutes, the amendment of the Corporation's Articles of Incorporation as follows:

               a. RECLASSIFICATION AND CHANGE OF OUTSTANDING SHARES. On the effective date of these Articles of Amendment:

                      i. All of the issued and outstanding Retail Class A shares of Capital Appreciation Portfolio shall be reclassified and changed into and become Retail Class A shares of Growth Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Retail Class A shares of Growth Portfolio;

                      ii. All of the issued and outstanding Institutional Class shares of Intermediate Government Bond Portfolio shall be reclassified and changed into and become Institutional Class shares of Government Securities Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Institutional Class shares of Government Securities Portfolio;

                      iii. All of the issued and outstanding Retail Class A shares of Intermediate Government Bond Portfolio shall be reclassified and changed into and become Retail Class A shares of Government Securities Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Institutional Class shares of Government Securities Portfolio; and

                      iv. All of the issued and outstanding Institutional Class shares of Intermediate Government Bond Portfolio shall be reclassified and changed into and become Institutional Class shares of Government Securities Portfolio based upon their respective net asset values, and thereafter shall have the attributes of Institutional Class shares of Government Securities Portfolio.

               b. RECLASSIFICATION OF SHARES. On the effective date of these Articles of Amendment:


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



                i. All of the authorized but unissued shares of Capital Appreciation Portfolio shall be reclassified as having no designation or classification and shall thereafter be authorized shares of stock of the Corporation without further designation or classification; and

                ii. All of the authorized but unissued shares of Intermediate Government Bond Portfolio shall be reclassified as having no designation or classification and shall thereafter be authorized shares of stock of the Corporation without further designation or classification.

        2. Immediately prior to the filing of these Articles of Amendment, the Corporation had authority to issue 1,000,000,000 shares of common stock with a par value of $.001 per share. Of these shares:

               a. 20,000,000 shares were classified as Growth Portfolio Retail Class A Series shares, 20,000,000 shares were classified as Government Securities Portfolio Retail Class A Series shares, 20,000,000 shares were classified as Intermediate Government Bond Class A Series Retail shares,
20,000,000 shares were classified as Capital Appreciation Portfolio Class A Series Retail shares, and 20,000,000 shares were classified as International Portfolio Retail Class A Series shares;

               b.  20,000,000   shares  were  classified  as  Growth   Portfolio
Institutional Class Series shares, 10,000,000 shares were classified as Government Securities Portfolio Institutional Class Series shares, 10,000,000 shares were classified as Intermediate Government Bond Portfolio Institutional Class Series shares, 10,000,000 shares were classified as Capital Appreciation Portfolio Institutional Class Series shares, and 10,000,000 shares were classified as International Portfolio Institutional Class Series shares; and

               c. 840,000,000 shares were shares of stock without further designation or classification.

        3. As of the filing of these Articles of Amendment, the Corporation shall have the following allocation of authorized shares:

               a. 20,000,000 shares have been classified as Growth Portfolio Retail Class A Series shares; 20,000,000 shares have been classified as Government Securities Portfolio Retail Class A Series shares; 20,000,000 shares have been classified as International Portfolio Retail Class A Series shares;

               b. 20,000,000 shares have been classified as Growth Portfolio Institutional Class Series shares; 10,000,000 shares have been classified as Government Securities Portfolio Institutional Class Series shares; and 10,000,000 shares have been classified as International Portfolio Institutional Class Series shares; and


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

               c. 900,000,000 shares are shares of stock without further designation or classification.

        4. Unissued shares of common stock may be classified and reclassified by the Board of Directors.

        5.  The  preferences,   conversion  and  other  rights,  voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Retail Class A and Institutional Class shares of common stock are as set forth in the Corporation's Amended and Restated Articles of Incorporation as filed with the Department of Secretary of State of the State of Minnesota on December 31, 1997, and remain unchanged.

        6. The undersigned officer of the Corporation has been duly authorized to submit these Articles of Amendment to the Department of Secretary of State of the State of Minnesota for filing in accordance with Section 151 of Chapter 302A of the Minnesota Statutes.

        IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these amended Articles of Incorporation on May 22, 2000.

                                            /s/ Michael S. Dunlap
                                            ------------------------------------
                                            Michael S. Dunlap


STATE OF NEBRASKA            )
                                    ) ss.
COUNTY OF LANCASTER          )

        On May 22, 2000, before me, a notary public, personally appeared Michael
S. Dunlap, to me known to be the person named as the President of Stratus Fund, Inc., a Minnesota corporation, who executed the foregoing Amendment to the Articles of Incorporation on behalf of said corporation.

        Witness my hand and official seal.
                                               /s/ Sue Herman
                                               ---------------------------------
                                               Notary Public
My Commission Expires: May 17, 2004


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